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                                  EXHIBIT - 21

                          GOODY'S FAMILY CLOTHING, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                       STATE OF INCORPORATION
NAME OF SUBSIDIARY         PARENT OR GENERAL PARTNER OF SUBSIDIARY              NAME OF SUBSIDIARY OR ORGANIZATION
SYDOOG, Inc.                   Goody's Family Clothing, Inc.                                  Delaware
GOFAMCLO, Inc.                 Goody's Family Clothing, Inc.                                  Delaware
GFCFS, LLC                     SYDOOG, Inc.                                                   Delaware
Trebor of TN, Inc.             Goody's Family Clothing, Inc.                                  Tennessee
GOODY'S MS, LP                 Trebor of TN, Inc.                                             Tennessee
GOODY'S IN, LP                 Trebor of TN, Inc.                                             Tennessee
GFCTX, LP                      Trebor of TN, Inc.                                             Tennessee
GFCGA, LP                      Trebor of TN, Inc.                                             Tennessee
GFCTN, LP                      Trebor of TN, Inc.                                             Tennessee
Goody's Giftco, LLC            Goody's Family Clothing, Inc.                                  Virginia
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